Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2017 Earnings

•	Q3 2017 EPS of $0.56 up 4 percent from $0.54 in Q3 2016

•	Equity assets reach record $67.1 billion

•	Board declares $0.25 per share dividend
(PITTSBURGH, Pa., Oct. 26, 2017) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.56 for Q3 2017, compared to $0.54 for the same quarter last year on net income of $56.4 million for Q3 2017, compared to $54.9 million for Q3 2016. Federated reported YTD 2017 EPS of $1.57, compared to $1.48 for the same period in 2016 on YTD 2017 net income of $159.5 million compared to $153.1 million for the same period last year.
Federated's total managed assets were $363.7 billion at Sept. 30, 2017, down $0.6 billion from $364.3 billion at Sept. 30, 2016 and up $3.3 billion or 1 percent from $360.4 billion at June 30, 2017. Lower money market assets were partially offset by higher equity and fixed-income assets at the end of Q3 2017 compared to the end of Q3 2016. Average managed assets for Q3 2017 were $360.5 billion, down $4.9 billion or 1 percent from $365.4 billion reported for Q3 2016 and up $0.5 billion from $360.0 billion reported for Q2 2017.
"At the end of the third quarter, 85 percent of Federated’s rated domestic bond-fund assets had outperformed their category averages on a one-year basis," said J. Christopher Donahue, president and chief executive officer. "Federated continued to see positive flows in our flagship multisector bond fund, the $7.5 billion Federated Total Return Bond Fund, a strategy that incorporates our firm's highest-conviction ideas about different fixed-income asset classes."
Federated's board of directors declared a dividend of $0.25 per share. The dividend is payable on Nov. 15, 2017 to shareholders of record as of Nov. 8, 2017. During Q3 2017, Federated purchased 551,224 shares of Federated class B common stock for $14.1 million.
Federated's equity assets were a record $67.1 billion at Sept. 30, 2017, up $3.0 billion or 5 percent from $64.1 billion at Sept. 30, 2016 and up $1.3 billion or 2 percent from $65.8 billion at June 30, 2017. Assets in Federated's domestic and international Strategic Value Dividend strategies were a record $40.6 billion at Sept. 30, 2017, up $2.3 billion or 6 percent from $38.3 billion at Sept. 30, 2016 and up $0.6 billion or 2 percent from $40.0 billion at June 30, 2017. Top-selling equity funds during Q3 2017 on a net basis were led by Federated MDT Small Cap Core Fund, Federated MDT Small Cap Growth Fund, Federated International Leaders Fund and Federated Kaufmann Small Cap Fund.
Federated's fixed-income assets were $52.8 billion at Sept. 30, 2017, up $1.0 billion or 2 percent from $51.8 billion at Sept. 30, 2016 and up $0.3 billion or 1 percent from $52.5 billion at June 30, 2017. Top-selling fixed-income funds during Q3 2017 on a net basis included Federated Total Return Bond Fund, Federated Institutional High Yield Bond Fund and various short-duration strategies.
Money market assets were $243.8 billion at Sept. 30, 2017, down $4.6 billion or 2 percent from $248.4 billion at Sept. 30, 2016 and up $1.7 billion or 1 percent from $242.1 billion at June 30, 2017. Money market fund assets were $177.9 billion at

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Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q3 2017 Earnings	Page 2 of 10

Sept. 30, 2017, down $31.5 billion or 15 percent from $209.4 billion at Sept. 30, 2016 and up $4.6 billion or 3 percent from $173.3 billion at June 30, 2017. Since Sept. 30, 2016, approximately $21 billion in money market assets have transitioned from Federated funds to Federated separate accounts. Federated's money market separate account assets were $66.0 billion at Sept. 30, 2017, up $27.0 billion or 69 percent from $39.0 billion at Sept. 30, 2016 and down $2.8 billion or 4 percent from $68.8 billion at June 30, 2017.
Financial Summary
Q3 2017 vs. Q3 2016
Revenue decreased by $16.3 million or 6 percent primarily due to lower average money market assets and a decrease in revenue resulting from a change in a customer relationship. The decrease in revenue was partially offset by a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and an increase in revenue from higher average equity and fixed-income assets.
During Q3 2017, Federated derived 60 percent of its revenue from equity and fixed-income assets (43 percent from equity assets and 17 percent from fixed-income assets) and 40 percent from money market assets.
Operating expenses decreased by $16.4 million or 8 percent primarily due to a decrease in distribution expenses related to lower average money market fund assets and a change in a customer relationship, partially offset by an increase in distribution expenses related to a decrease in voluntary yield-related fee waivers. The decrease in operating expenses is also attributable to a decrease in compensation and related expenses resulting from lower incentive compensation.
Q3 2017 vs. Q2 2017
Revenue increased $5.5 million or 2 percent primarily due to having one more day in Q3 2017 vs. Q2 2017 and an increase in revenue from higher average equity assets.
YTD 2017 vs. YTD 2016
Revenue decreased by $28.9 million or 3 percent primarily due to a decrease in revenue from lower average money market assets and a decrease in revenue resulting from a change in a customer relationship. The decrease in revenue was partially offset by a decrease in voluntary yield-related fee waivers and an increase in revenue from higher average equity and fixed-income assets.
For the first nine months of 2017, Federated derived 59 percent of its revenue from equity and fixed-income assets (42 percent from equity assets and 17 percent from fixed-income assets) and 41 percent from money market assets.
Operating expenses decreased by $28.7 million or 5 percent primarily due to a decrease in distribution expenses related to lower average money market fund assets and a change in a customer relationship, partially offset by an increase in distribution expenses related to a decrease in voluntary yield-related fee waivers. The decrease in operating expenses is also attributable to a decrease in compensation and related expenses resulting from lower incentive compensation.
Federated's level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's

Federated Reports Q3 2017 Earnings	Page 3 of 10

financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated will host an earnings conference call at 9 a.m. Eastern on Oct. 27, 2017. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed online in real time via the About Federated section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern Oct. 27, 2017 until Nov. 3, 2017 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 20651. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $363.7 billion in assets as of Sept. 30, 2017. With 119 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 8,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 6 percent of equity fund managers in the industry, the top 8 percent of money market fund managers and the top 11 percent of fixed-income fund managers1. Federated also ranks as the fifth-largest SMA manager2. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, Sept. 30, 2017. Based on assets under management in open-end funds.
2) Money Management Institute/Dover Financial Research, Q2 2017.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.
Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, performance, investor preferences and demand, asset flows and mix, fee arrangements with customers and expenses constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, sustain product demand, and asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior.  Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q3 2017 Earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2016 to Q3 2017	Quarter Ended	% Change Q2 2017 to Q3 2017
	Sept. 30, 2017	Sept. 30, 2016		June 30, 2017
Revenue
Investment advisory fees, net	$184,886	$197,253	(6)%	$179,322	3%
Administrative service fees, net—affiliates	47,461	53,577	(11)	45,601	4
Other service fees, net	45,560	42,734	7	47,442	(4)
Other, net	408	1,056	(61)	431	(5)
Total Revenue	278,315	294,620	(6)	272,796	2

Operating Expenses
Distribution	84,838	98,740	(14)	87,174	(3)
Compensation and related	72,454	75,731	(4)	71,370	2
Systems and communications	7,992	7,763	3	8,041	(1)
Office and occupancy	7,293	6,660	10	7,161	2
Professional service fees	6,563	7,360	(11)	5,728	15
Travel and related	3,258	3,165	3	2,958	10
Advertising and promotional	2,345	3,371	(30)	3,095	(24)
Other	4,882	3,194	53	3,058	60
Total Operating Expenses	189,625	205,984	(8)	188,585	1
Operating Income	88,690	88,636	0	84,211	5

Nonoperating Income (Expenses)
Investment income, net	3,556	3,889	(9)	3,937	(10)
Debt expense	(1,250)	(1,039)	20	(1,182)	6
Other, net	1	19	(95)	(33)	103
Total Nonoperating Income, net	2,307	2,869	(20)	2,722	(15)
Income before income taxes	90,997	91,505	(1)	86,933	5
Income tax provision	33,756	32,597	4	32,274	5
Net income including the noncontrolling interests in subsidiaries	57,241	58,908	(3)	54,659	5
Less: Net income attributable to the noncontrolling interests in subsidiaries	802	3,983	(80)	1,208	(34)
Net Income	$56,439	$54,925	3%	$53,451	6%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.56	$0.54	4%	$0.53	6%
Weighted-average shares outstanding
Basic	97,128	98,805		97,581
Diluted	97,129	98,806		97,582
Dividends declared per share	$0.25	$0.25		$0.25
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.2 million, $2.0 million and $2.2 million available to unvested restricted shareholders for the quarterly periods ended Sept. 30, 2017, Sept. 30, 2016 and June 30, 2017, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2017 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2017	Sept. 30, 2016	% Change
Revenue
Investment advisory fees, net	$545,525	$571,762	(5)%
Administrative service fees, net—affiliates	139,763	160,181	(13)
Other service fees, net	138,054	118,575	16
Other, net	1,270	2,949	(57)
Total Revenue	824,612	853,467	(3)

Operating Expenses
Distribution	262,371	281,862	(7)
Compensation and related	217,226	227,726	(5)
Systems and communications	24,258	23,395	4
Office and occupancy	21,805	20,223	8
Professional service fees	18,971	19,886	(5)
Travel and related	9,150	9,727	(6)
Advertising and promotional	8,396	10,751	(22)
Other	11,761	9,036	30
Total Operating Expenses	573,938	602,606	(5)
Operating Income	250,674	250,861	0

Nonoperating Income (Expenses)
Investment income, net	11,707	7,657	53
Debt expense	(3,534)	(3,118)	13
Other, net	(32)	13	(346)
Total Nonoperating Income, net	8,141	4,552	79
Income before income taxes	258,815	255,413	1
Income tax provision	95,888	91,128	5
Net income including the noncontrolling interests in subsidiaries	162,927	164,285	(1)
Less: Net income attributable to the noncontrolling interests in subsidiaries	3,396	11,208	(70)
Net Income	$159,531	$153,077	4%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$1.57	$1.48	6%
Weighted-average shares outstanding
Basic	97,521	99,397
Diluted	97,522	99,398
Dividends declared per share	$0.75	$0.75
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $6.3 million and $6.0 million available to unvested restricted shareholders for the nine months ended Sept. 30, 2017 and Sept. 30, 2016, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2017 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2017	Dec. 31, 2016
Assets
Cash and other investments	$328,271	$301,149
Other current assets	57,418	58,611
Intangible assets, net, including goodwill	737,059	733,137
Other long-term assets	58,760	62,210
Total Assets	$1,181,508	$1,155,107

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$115,814	$162,538
Long-term debt	175,000	165,750
Other long-term liabilities	207,906	199,673
Redeemable noncontrolling interests	28,991	31,362
Equity excluding treasury stock	937,279	851,166
Treasury stock	(283,482)	(255,382)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,181,508	$1,155,107

Federated Reports Q3 2017 Earnings	Page 7 of 10

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Equity funds
Beginning assets	$37,225	$37,159	$37,076	$36,231	$34,125
Sales	1,275	1,411	3,011	4,389	9,567
Redemptions	(2,058)	(2,394)	(2,883)	(7,499)	(7,697)
Net (redemptions) sales	(783)	(983)	128	(3,110)	1,870
Net exchanges	(58)	(74)	(26)	(72)	(79)
Acquisition-related	0	0	0	287	0
Market gains and losses[1]	1,357	1,123	599	4,405	1,861
Ending assets	$37,741	$37,225	$37,777	$37,741	$37,777

Equity separate accounts[2]
Beginning assets	$28,562	$27,611	$24,785	$26,150	$19,431
Sales[3]	1,426	1,852	2,968	5,190	8,474
Redemptions[3]	(1,343)	(1,835)	(1,262)	(5,172)	(3,644)
Net sales[3]	83	17	1,706	18	4,830
Net exchanges	0	0	1	0	1
Market gains and losses[1]	669	934	(155)	3,146	2,075
Ending assets	$29,314	$28,562	$26,337	$29,314	$26,337

Total equity[2]
Beginning assets	$65,787	$64,770	$61,861	$62,381	$53,556
Sales[3]	2,701	3,263	5,979	9,579	18,041
Redemptions[3]	(3,401)	(4,229)	(4,145)	(12,671)	(11,341)
Net (redemptions) sales[3]	(700)	(966)	1,834	(3,092)	6,700
Net exchanges	(58)	(74)	(25)	(72)	(78)
Acquisition-related	0	0	0	287	0
Market gains and losses[1]	2,026	2,057	444	7,551	3,936
Ending assets	$67,055	$65,787	$64,114	$67,055	$64,114

Fixed-income funds
Beginning assets	$40,880	$40,239	$38,611	$39,434	$37,989
Sales	3,424	3,729	3,641	11,139	10,442
Redemptions	(3,508)	(3,591)	(2,971)	(10,930)	(10,415)
Net (redemptions) sales	(84)	138	670	209	27
Net exchanges	53	10	19	39	(12)
Acquisition-related	0	0	0	148	0
Market gains and losses[1]	365	493	496	1,384	1,792
Ending assets	$41,214	$40,880	$39,796	$41,214	$39,796

Fixed-income separate accounts[2]
Beginning assets	$11,627	$11,541	$11,714	$11,880	$13,130
Sales[3]	163	277	360	654	704
Redemptions[3]	(389)	(401)	(284)	(1,485)	(2,717)
Net (redemptions) sales[3]	(226)	(124)	76	(831)	(2,013)
Net exchanges	0	0	0	(56)	0
Market gains and losses[1]	157	210	258	565	931
Ending assets	$11,558	$11,627	$12,048	$11,558	$12,048

Total fixed income[2]
Beginning assets	$52,507	$51,780	$50,325	$51,314	$51,119
Sales[3]	3,587	4,006	4,001	11,793	11,146
Redemptions[3]	(3,897)	(3,992)	(3,255)	(12,415)	(13,132)
Net (redemptions) sales[3]	(310)	14	746	(622)	(1,986)
Net exchanges	53	10	19	(17)	(12)
Acquisition-related	0	0	0	148	0
Market gains and losses[1]	522	703	754	1,949	2,723
Ending assets	$52,772	$52,507	$51,844	$52,772	$51,844
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q3 2017 Earnings	Page 8 of 10

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016

Funds
Beginning assets	$78,105	$77,398	$75,687	$75,665	$72,114
Sales	4,699	5,140	6,652	15,528	20,009
Redemptions	(5,566)	(5,985)	(5,854)	(18,429)	(18,112)
Net (redemptions) sales	(867)	(845)	798	(2,901)	1,897
Net exchanges	(5)	(64)	(7)	(33)	(91)
Acquisition-related	0	0	0	435	0
Market gains and losses[1]	1,722	1,616	1,095	5,789	3,653
Ending assets	$78,955	$78,105	$77,573	$78,955	$77,573

Separate accounts[2]
Beginning assets	$40,189	$39,152	$36,499	$38,030	$32,561
Sales[3]	1,589	2,129	3,328	5,844	9,178
Redemptions[3]	(1,732)	(2,236)	(1,546)	(6,657)	(6,361)
Net (redemptions) sales[3]	(143)	(107)	1,782	(813)	2,817
Net exchanges	0	0	1	(56)	1
Market gains and losses[1]	826	1,144	103	3,711	3,006
Ending assets	$40,872	$40,189	$38,385	$40,872	$38,385

Total assets[2]
Beginning assets	$118,294	$116,550	$112,186	$113,695	$104,675
Sales[3]	6,288	7,269	9,980	21,372	29,187
Redemptions[3]	(7,298)	(8,221)	(7,400)	(25,086)	(24,473)
Net (redemptions) sales[3]	(1,010)	(952)	2,580	(3,714)	4,714
Net exchanges	(5)	(64)	(6)	(89)	(90)
Acquisition-related	0	0	0	435	0
Market gains and losses[1]	2,548	2,760	1,198	9,500	6,659
Ending assets	$119,827	$118,294	$115,958	$119,827	$115,958
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q3 2017 Earnings	Page 9 of 10

Unaudited Managed Assets (in millions)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
By Asset Class
Equity	$67,055	$65,787	$64,770	$62,381	$64,114
Fixed-income	52,772	52,507	51,780	51,314	51,844
Money market	243,840	242,096	245,198	252,213	248,366
Total Managed Assets	$363,667	$360,390	$361,748	$365,908	$364,324
By Product Type
Funds:
Equity	$37,741	$37,225	$37,159	$36,231	$37,777
Fixed-income	41,214	40,880	40,239	39,434	39,796
Money market	177,865	173,338	175,232	206,411	209,382
Total Fund Assets	$256,820	$251,443	$252,630	$282,076	$286,955
Separate Accounts:
Equity	$29,314	$28,562	$27,611	$26,150	$26,337
Fixed-income	11,558	11,627	11,541	11,880	12,048
Money market	65,975	68,758	69,966	45,802	38,984
Total Separate Account Assets	$106,847	$108,947	$109,118	$83,832	$77,369
Total Managed Assets	$363,667	$360,390	$361,748	$365,908	$364,324

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
By Asset Class
Equity	$66,127	$65,399	$63,780	$62,575	$63,682
Fixed-income	52,631	52,291	51,802	51,526	51,446
Money market	241,749	242,298	247,591	244,197	250,292
Total Avg. Managed Assets	$360,507	$359,988	$363,173	$358,298	$365,420
By Product Type
Funds:
Equity	$37,301	$37,325	$36,957	$36,667	$37,902
Fixed-income	40,967	40,670	40,086	39,571	39,527
Money market	174,358	172,626	182,418	203,474	213,078
Total Avg. Fund Assets	$252,626	$250,621	$259,461	$279,712	$290,507
Separate Accounts:
Equity	$28,826	$28,074	$26,823	$25,908	$25,780
Fixed-income	11,664	11,621	11,716	11,955	11,919
Money market	67,391	69,672	65,173	40,723	37,214
Total Avg. Separate Account Assets	$107,881	$109,367	$103,712	$78,586	$74,913
Total Avg. Managed Assets	$360,507	$359,988	$363,173	$358,298	$365,420

Federated Reports Q3 2017 Earnings	Page 10 of 10

Unaudited Average Managed Assets	Nine Months Ended
(in millions)	Sept. 30, 2017	Sept. 30, 2016
By Asset Class
Equity	$65,102	$58,383
Fixed-income	52,242	51,039
Money market	243,879	255,063
Total Avg. Managed Assets	$361,223	$364,485
By Product Type
Funds:
Equity	$37,194	$35,572
Fixed-income	40,575	38,505
Money market	176,467	217,384
Total Avg. Fund Assets	$254,236	$291,461
Separate Accounts:
Equity	$27,908	$22,811
Fixed-income	11,667	12,534
Money market	67,412	37,679
Total Avg. Separate Account Assets	$106,987	$73,024
Total Avg. Managed Assets	$361,223	$364,485